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                                                                   Exhibit d(vi)

                          SUBSCRIPTION AGENT AGREEMENT
                            CIGNA HIGH INCOME SHARES

         This Subscription Agent Agreement (the "Agreement") is made as of October 7, 1997 between CIGNA High Income Shares (the "Company") and State Street Bank & Trust Company, as subscription agent (the "Agent"). All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") included in the (Registration Statement on Form N-2 (File No. 811-05495, 333-37569) filed by the Company with the Securities and Exchange Commission on October 9, 1997, as amended by any amendment filed with respect thereto (the "Registration Statement").

         WHEREAS, the Company proposes to make subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Company (the "Exercise Forms ") to shareholders of record (the "Shareholders") of its Common Shares, no par value ("Common Shares"), as of a record date to be specified by the Company (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for Common Shares, as described in and upon such terms as are set forth in the Prospectus, a final copy of which has been or, upon availability will promptly be, delivered to the Agent; and

         WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the distribution of the Exercise Forms and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1.       APPOINTMENT. The Company hereby appoints the Agent to act as
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subscription agent in connection with the distribution of Exercise Forms and the issuance and exercise of the Rights in accordance with the terms set forth in this Agreement and the Agent hereby accepts such appointment.

2.       FORM AND EXECUTION OF EXERCISE FORMS .
         ------------------------------------

         (a) Each Exercise Form shall be irrevocable and non- transferable. The Agent shall, in its capacity as Transfer Agent of the Company, maintain a register of Exercise Forms and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Exercise Forms ). Each Exercise Form shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:

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                  (1) With respect to Record Date Shareholders only, the right to acquire during the Subscription Period, as defined in the Prospectus, at the Subscription Price, as defined in the Prospectus, a number of Common Shares equal to one Common Share for every three Rights (the "Primary Subscription Right"); and

                  (2) With respect to Record Date Shareholders only, the right to subscribe for additional Common Shares, subject to the availability of such shares and to the allotment of such shares as may be available among Record Date Shareholders who exercise Over-Subscription Rights on the basis specified in the Prospectus; provided, however, that such Record Date Shareholder has exercised all Primary Subscription Rights issued to him or her (the "Over-Subscription Privilege").

3.       RIGHTS AND ISSUANCE OF EXERCISE FORMS.
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         (a) Each Exercise Form shall evidence the Rights of the Shareholder therein named to purchase Common Shares upon the terms and conditions therein and herein set forth.

         (b) Upon the written advice of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of the Company Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Company, prepare and record Exercise Forms in the names of the Shareholders, setting forth the number of Rights to subscribe for the Company's Common Shares calculated on the basis of one Right for each Common Share recorded on the books in the name of each such Shareholder as of the Record Date. The number of Rights that are issued to Record Date Shareholders will be rounded down, by the Agent, to the nearest number of Full Rights as Fractional Rights will not be issued. Each Exercise Form shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized officer of the Subscription Agent. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Exercise Form, together with a copy of the Prospectus, instruction letter and any other document as the Company deems necessary or appropriate, to all Shareholders with record addresses in the United States (including its territories and possessions and the District of Columbia). Delivery shall be by first class mail (without registration or insurance), except for those Shareholders having a registered address outside the United States (who will only receive copies of the Prospectus, instruction letter and other documents as the Company deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) and by first class mail (without registration or insurance) to those Shareholders having APO or FPO addresses. No Exercise Form shall be valid for any purpose unless so executed.

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         (c) The Agent will mail a copy of the Prospectus, instruction letter, a special notice and other documents as the Company deems necessary or appropriate, if any, but not Exercise Form to Record Date Shareholders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia ) ("Foreign Record Date Shareholders"). The Rights to which such Exercise Form relate will be held by the Agent for such Foreign Record Date Shareholders' accounts until instructions are received to exercise, sell or transfer the Rights.

4.       EXERCISE.
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         (a) Record Date Shareholders may acquire Common Shares on Primary
Subscription and pursuant to the Over-Subscription Privilege by delivery to the Agent as specified in the Prospectus of (i) the Exercise Form with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Exercise Forms, together with (ii) the estimated purchase price of (as disclosed in the Prospectus) for each Common Share subscribed for by exercise of such Rights, in U.S. dollars by money order or check drawn on a bank in the United States, in each case payable to the order of the Company or the Agent.

         (b) Rights may be exercised at any time after the date of issuance of the Exercise Form with respect thereto but no later than 5:00 P.M. New York time on such date as the Company shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus.

         (c) Notwithstanding the provisions of Section 4 (a) and 4 (b) regarding delivery of an executed Exercise Form to the Agent prior to 5:00 P.M. New York time on the Expiration Date, if prior to such time the Agent receives a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a bank, a trust company or a New York Stock Exchange member guaranteeing delivery of (i) payment of the full Subscription Price for the Common Shares subscribed for on Primary Subscription and any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, and (ii) a properly completed and executed Exercise Form, then such exercise of Primary Subscription Rights and Over-Subscription Rights shall be regarded as timely, subject, however, to receipt of the duly executed Exercise Form and full payment for the Common Shares (based on the estimated purchase price) by the Agent within three Business Days (as defined below) after the Expiration Date (the "Protect Period") and full payment for their Common Shares within ten Business Days after the Confirmation Date (as defined in Section 4(d)). For the purposes of the Prospectus and this Agreement, "Business Day" shall mean any day on which trading is conducted on the New York Stock Exchange.

         (d) The Subscription Price per Common Share will be the net asset value per Common Share at the close of business on the Expiration Date (the "Pricing Date"). Within five Business Days following the Pricing Date (the "Confirm Date") the Agent shall send to each exercising shareholder (or, if Common Shares on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee) a confirmation showing the number of Common Shares acquired pursuant to the Primary Subscription, and, if applicable, the Over-Subscription Privilege, the per share and total purchase price for such shares, and any additional amount payable to the Fund by such shareholder or any excess to be refunded by the Fund to such shareholder, along with an explanation of the allocation of shares of Common Shares pursuant to the Over-Subscription Privilege.

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         (e) Any additional payment required from a shareholder must be received by the Agent within ten Business Days after the Confirmation Date and any excess payment to be refunded by the Fund to a shareholder ("Excess Payments") will be mailed by the Agent within ten Business Days after the Confirmation Date. If a shareholder does not make timely payment of any additional amounts due in accordance with Section 4(d), the Agent will consult with the Fund in accordance with Section 5 as to the appropriate action to be taken. The Agent will not issue or deliver certificates for shares subscribed for until payment in full therefore has been received, including collection of checks and payment pursuant to notices of guaranteed delivery.

5.        VALIDITY OF SUBSCRIPTIONS. Irregular subscriptions not otherwise
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covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

6.        OVER-SUBSCRIPTION. If, after allocation of Common Shares to Record
          -----------------
Date Shareholders, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to shareholders who have exercised all the Rights initially issued to them and who wish to acquire more than the number of shares for which the Rights issued to them are exercisable. Shares subscribed for pursuant to the Over-Subscription Privilege will be allocated in the amounts of such over-subscriptions. If the number of shares for which the Over-Subscription Privilege has been exercised is greater than the Remaining Shares, the Agent shall allocate the Remaining Shares to Record Date Shareholders exercising Over-Subscription Privilege based on the number of Common Shares owned by them on the Record Date. The percentage of Remaining Shares each over-subscribing Record Date Shareholder may acquire will be rounded up or down to result in delivery of Common Shares. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

7.       DELIVERY OF CERTIFICATES. The Agent will deliver certificates
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representing those Common Shares purchased pursuant to exercise of Primary
Subscription Rights and certificates representing those shares purchased pursuant to the exercise of the Over-Subscription Privilege as soon as practicable after the Expiration Date, full payment for such shares has been received and cleared and after all allocations have been effected.

8.       HOLDING PROCEEDS OF RIGHTS OFFERING IN ESCROW.
         ---------------------------------------------

         (a) All proceeds received by the Agent from Shareholders in respect of the exercise of Rights shall be held by the Agent, on behalf of the Company, in a separate bank account.

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         (b) After expiration of the offer and upon instruction from the
Company, the Agent shall immediately deliver all good funds received in respect of the exercise of Rights to the Company. Proceeds with respect to Excess Payments shall be returned by the Company to shareholders in the manner described in Section 4(e).

9.       REPORTS.
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         (a) Daily, during the period commencing on the first business day after the Record Date of the offering, until termination of the Subscription Period, the Agent will report by telephone or telecopier (by 2:00 p.m., New York time), confirmed by letter, to an Officer of the Company, data regarding Rights exercised, the total number of Common Shares subscribed for, and payments received therefor, bringing forward the figures from the previous day's report in each case so as to show the cumulative totals and any such other information as may be mutually determined by the Company and the Agent.

10.      LOSS OR MUTILATION. If any Exercise Form is lost, stolen, mutilated or
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destroyed, the Agent may, on such terms which will indemnify and protect the
Company and the Agent as the Agent may in its discretion impose (which shall, in the case of a mutilated Exercise Form include the surrender and cancellation thereof), issue a new Exercise Form of like denomination in substitution for the Exercise Form so lost, stolen, mutilated or destroyed.

11.       COMPENSATION FOR SERVICES. The Company agrees to pay to the Agent
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compensation for its services as such in accordance with its Fee Schedule to act as Agent and set forth hereto as Exhibit A. The Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

12.       INSTRUCTIONS AND INDEMNIFICATION. The Agent undertakes the duties and
          --------------------------------
obligations imposed by this Agreement upon the following terms and conditions:

         (a) The Agent shall be entitled to rely upon any instructions or directions furnished to it by an appropriate officer of the Company, whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an officer of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control.

         (b) The Company will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Company, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of the Agent or such nominees.


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13.       CHANGES IN EXERCISE FORMS. The Agent may, without the consent or
          -------------------------
concurrence of the Shareholders in whose names Exercise Forms are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in an Exercise Form that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Exercise Form except insofar as any such change may confer additional rights upon the Shareholders.

14.      ASSIGNMENT, DELEGATION.
         ----------------------

         (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

15.       GOVERNING LAW. The validity, interpretation and performance of this
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Agreement shall be governed by the law of the State of New York.

16.       SEVERABILITY. The parties hereto agree that if any of the provisions
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contained in this Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provisions shall be deemed modified to the extent necessary to render such provisions enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or unenforceability of any term or provision thereof shall not affect the validity, legality or enforceability of this Agreement or of any term or provision hereof.

17.       COUNTERPARTS. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

18.       CAPTIONS. The captions and descriptive headings herein are for the
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convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

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19.       FACSIMILE SIGNATURES. Any facsimile signature of any party hereto
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shall constitute a legal, valid and binding execution hereof by such party.

20.       FURTHER ACTIONS. Each party agrees to perform such further acts and
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execute such further documents as are necessary to effect the purposes of this
Agreement.

21.       ADDITIONAL PROVISIONS. Except as specifically modified by this
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Agreement, the Agent's rights and responsibilities set forth in the Agreement for Shares Transfer Services between the Company and the Agent are hereby ratified and confirmed and continue in effect.



STATE STREET BANK & TRUST COMPANY                CIGNA HIGH INCOME SHARES

 /s/ Stephen J. MacQuarrie                        /s/ Alfred A. Bingham III
---------------------------------                -------------------------------
SIGNATURE                                        SIGNATURE

President, Boston EquiServe L.P.,
Authorized Agent                                  Vice President and Treasurer
---------------------------------                -------------------------------
TITLE                                            TITLE

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FEE SCHEDULE FOR CIGNA HIGH INCOME SHARES RIGHTS OFFERING


         ADMINISTRATIVE FEE                                   $         5,000.00
         OTHER SERVICES
              SUBSCRIPTION FORM GENERATION (PER FORM)         $             1.50
              SUBSCRIPTION FORM PROCESSING (PER FORM)         $             9.00
              DEFECTIVE ITEMS                                 $            12.00
              GUARANTEE OF DELIVERY (PER FORM)                $            15.00
              MINIMUM FEE FOR OTHER SERVICES                  $         5,000.00